        (LOGO) Office of the Superintendent     Bureau du surintendant
               of Bankruptcy                    des failited Cananda

               An Agency of                     Un organiume
               Industry Canada                  d'Industrie Canada

                                                                 August 8, 2002

                               NOTICE OF INTENTION
                               Subsection 50.4(1)

 The following Notice of Intention to make a Proposal was filed at the Office of the
                         Superintendent of Bankruptcy.

Debtor:         ISLAND CRITICAL CARE CORP
Filing date:    AUGUST 8, 2002
Estate#         51-104460
Court#          1713
Trustee:        A.C. POIRIER & ASSOCIATES INC

Section 50.4(2) provides that within 10 days after the filing of the Notice of
Intention under section 50.4(1) the cash-flow statement of the insolvent person, reviewed for its reasonableness by the trustee, shall be filed with the Official
Receiver.

Form 29 (Trustee's Report on Cash-flow Statement) and 30 (Report on Cash-flow
Statement by the Person Making the Proposal) are to be competed and filed on or prior to AUGUST 18, 2002.

The debtor shall be deemed to have made an assignment on the day after the Cash
Flow Statement or Proposal was due if these requirements are not met.

The Proposal or an order of the Court authorizing an extension must be filed on or prior to AUGUST 7, 2002.

                                                     /s/ Frances Macphail
                                                     ---------------------------
                                                         Frances Macphail
                                                         Bankruptcy Analyst

           P.O. BOX 940, Station M, 1505 Barrington Street, 16th Floor
                   Halifax, Nova Scotia B3J 2V9 (202) 426-2900

   Canada